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                                                                     EXHIBIT 8.1


                        [LETTERHEAD OF CROWE & DUNLEVY]



                               February 14, 2000



Canaan Energy Corporation
119 N. Robinson, Suite 600
Oklahoma City, Oklahoma 73102

Gentlemen:

          We have acted as counsel to Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), in connection with that certain Registration Statement with respect to 5,000,000 shares of common stock of Canaan, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about February 14, 2000 (the "Registration Statement"). Except as otherwise indicated, all terms used herein shall have the respective meanings assigned to them in the Registration Statement. Canaan filed the Registration Statement in connection with the proposed Plan of Combination.

          You have requested our opinion regarding the material Federal income tax consequences of certain aspects of the proposed Plan of Combination. Our opinion assumes the accuracy and completeness of the facts set forth in the Registration Statement and certain additional facts and assumptions set forth in the certificates, attached hereto collectively as Exhibit A (the "Certificate").

          Based upon the foregoing, in reliance thereon and subject thereto, and subject to the other limitations set forth below, the statements made in the preliminary Prospectus/Proxy Statement being filed with the Registration Statement under the captions "Summary-Summary of Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" with respect to our tax opinions represent our opinions of the tax consequences described therein.

          (A) No opinion is expressed as to any matter not specifically addressed above, including the reasonableness of the above-referenced assumptions relied upon by us in rendering the opinion set forth above.

          (B) Our opinions are based upon the Internal Revenue Code of 1986, as amended ("Code"), the Treasury Regulations promulgated thereunder, judicial decisions, published rulings of the Internal Revenue Service ("IRS"), and other administrative pronouncements, all as in effect on the date hereof.
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Canaan Energy Corporation
February 14, 2000
Page 2




          (C) The statutory, judicial, regulatory and administrative authorities relied upon by us in rendering the above-referenced opinions may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter this opinion. There can be no assurance that legislative, judicial or administrative changes affecting the tax consequences described in the Prospectus/Proxy Statement will not occur in the future. We assume no obligation to update or modify this opinion to reflect any developments that occur after the date hereof.

          (D) This opinion is being furnished to you solely for your exclusive use and may not be relied upon by any person without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and Prospectus/Proxy Statement under the heading "Legal Matters".

          (E) This opinion is not binding on the IRS or the courts and is dependant upon the accuracy and completeness of the facts set forth in the Registration Statement and the facts and assumptions set forth in the Certificates. We have relied upon these facts and assumptions, and any inaccuracy or incompleteness in our understanding of those facts or assumptions could adversely affect the Federal income tax consequences of the Plan of Combination transactions and, accordingly, could alter our opinion.

                              Respectfully submitted,

                              CROWE & DUNLEVY
                              A Professional Corporation


                              By: /s/ Reeder E. Ratliff
                                  -------------------------------------
                                  Reeder E. Ratliff

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